Exhibit 99.01

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PROXY

INTERWOVEN, INC.

Special Meeting of Stockholders – November * , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Martin W. Brauns and David M. Allen, and each of them, as proxies of the undersigned, with full power to appoint substitutes, and hereby authorizes each of them to represent and to vote all shares of stock of Interwoven, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card at the Special Meeting of Stockholders of Interwoven, Inc. (the “Meeting”) to be held on November * , 2003 at * p.m. local time, at * and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

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X	Please mark votes as in this example.

The Board of Directors recommends a vote “FOR” proposals 1 and 2.

1.     APPROVAL OF THE ISSUANCE OF INTERWOVEN, INC. COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF
MERGER, DATED AUGUST 6, 2003, AMONG INTERWOVEN, INC., iMANAGE, INC. AND MAHOGANY ACQUISITION
CORPORATION.
FOR	AGAINST	ABSTAIN

2.     AUTHORIZATION OF THE BOARD OF DIRECTORS OF INTERWOVEN, INC. TO AMEND INTERWOVEN, INC.’S CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-FOUR REVERSE STOCK SPLIT OF THE INTERWOVEN, INC. COMMON STOCK.

FOR	AGAINST	ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” APPROVAL OF ALL PROPOSALS BEFORE THE STOCKHOLDERS.

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Signature:	Date:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE,

DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO  THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.